Calculation of Filing Fee Tables
F-10
CYBIN INC.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid
Fees Previously Paid		Other	Common Shares, Warrants, Units, Debt Securities Subscription Receipts	457(o)			$ 577,700,751.01
Fees Previously Paid	1	Unallocated (Universal) Shelf		457(o)			$ 577,700,751.01		$ 88,445.98
			Total Offering Amounts:				$ 577,700,751.01		$ 88,445.98
			Total Fees Previously Paid:						$ 72,134.24
			Total Fee Offsets:						$ 39,041.42
			Net Fee Due:						$ 0.00
Offering Note
[1]	There are being registered under this Registration Statement such indeterminate number of common shares, warrants, units, debt securities and subscription receipts of the Registrant, and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed USD$577,700,751.01 (converted from CAD$800,000,000 at an exchange rate of USD$1.00 = CAD$1.3848, which was the daily average exchange rate reported by the Bank of Canada on September 12, 2025). The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the common shares being registered hereunder as a result of stock splits, stock dividends, distributions or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement. The Registrant previously paid USD$72,134.24 in registration fees (which included a USD$39,041.42 fee offset as described in Table 2 in Exhibit 107 of the Form F-10 filed July 31, 2025) in connection with the initial filing of this Registration Statement, which had an aggregate initial offering amount of USD$726,163,677.29 (converted from CAD$1,000,000,000 at an exchange rate of USD$1.00 = CAD$1.3771, which was the daily average exchange rate reported by the Bank of Canada on July 29, 2025). Pursuant to this Amendment No. 1 to the Registration Statement, the Registrant has decreased the aggregate offering amount by CAD$200,000,000, or USD$148,462,926.28. Accordingly, the Registrant is not required to pay any additional registration fees in connection with filing this Amendment No. 1 to the Registration Statement. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Cybin Inc.	F-10	333-284173	01/08/2025		$ 39,041.42	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 255,006,036.00
Fee Offset Sources		Cybin Inc.	F-10	333-284173		01/08/2025						$ 39,041.42
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously paid an aggregate of USD$54,114 in filing fees in connection with the registration of an aggregate of USD$450,076,167 of securities (converted from CAD$650,000,000 at an exchange rate of CAD$1.00 = $1.4442, which was the daily average exchange rate reported by the Bank of Canada on January 3, 2025) in securities as follows: (1) USD$4,403 in filing fees in connection with the registration of USD$118,861,898 (converted from CAD$160,000,000 at an exchange rate of CAD$1.00 = $1.3461, which was the daily average exchange rate reported by the Bank of Canada on August 14, 2023) of securities pursuant to the Registrant's Registration Statement on Form F-10 filed August 17, 2023 (File No. 272706) (the "2023 Registration Statement") and (2) USD$49,711, in filing fees in connection with the Registrant's Registration Statement on Form F-10 (File No. 333-284173), filed on January 8, 2025 including, pursuant to Rule 429 under the Securities Act, USD$300,503,343 (converted from CAD$400,000,000 at an exchange rate of USD$1.00 = CAD$1.3311, which was the daily average exchange rate reported by the Bank of Canada on December 21, 2023) of securities that were previously registered under the Registrant's Registration Statement on Form F-10 (File No. 333-276333), initially filed on December 29, 2023, declared effective on January 3, 2024, and as amended on a post-effective basis on April 11, 2024 (the "2025 Registration Statement" and together with the 2023 Registration Statement, the "Previous Registration Statement"). The Registrant has issued an aggregate of USD$195,070,131 of securities under the Previous Registration Statement as follows: (1) the Registrant issued an aggregate of USD$40,399 of warrant shares pursuant to the prospectus supplement filed with the SEC on August 18, 2023; (2) the Registrant issued an aggregate of USD$18,264,982 of common shares pursuant to the prospectus supplement filed with the SEC on August 24, 2023; (3) the Registrant issued an aggregate of USD$465,190 of common shares pursuant to a prospectus supplement filed with the SEC on August 24, 2023; (4) the Registrant issued an aggregate of USD$30,000,000 of common shares pursuant to the prospectus supplement filed with the SEC on November 13, 2023; (5) the Registrant issued an aggregate of USD$126,418,100 of common shares pursuant to the prospectus supplement filed with the SEC on April 18, 2024; (6) the Registrant issued an aggregate of USD$15,631,466 of common shares pursuant to the prospectus supplement filed with the SEC on February 11, 2025; and (7) the Registrant issued an aggregate of USD$4,249,994.00 of common shares pursuant to the prospectus supplement filed with the SEC on July 14, 2025. Therefore, an aggregate of USD$39,041.42 of SEC filing fees remains unutilized and is attributable to USD$255,006,036 of unsold securities previously registered under the Previous Registration Statement and is available for future registration fees pursuant to Rule 457(p) under the Securities Act. The Previous Registration Statement and the offering of the unsold securities registered under the Previous Registration Statement will be deemed terminated as of the effective date of this Registration Statement. This amount is attributable to the aggregate amount of unsold securities that were previously registered under the Previous Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A